January 29, 2009

NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACT:	Gregory D. Newton, EVP, Chief Financial Officer, Cascade Bancorp
(541) 617-3526
Patricia L. Moss, President & Chief Executive Officer, Cascade Bancorp
(541) 385-6205

CASCADE BANCORP (OREGON) ANNOUNCES SIGNIFICANT LOAN LOSS PROVISION FOR THE FOURTH QUARTER RESULTING IN A NET LOSS OF ($0.76) PER SHARE FOR THE FULL YEAR 2008 AND ($0.86) PER SHARE FOR THE FOURTH QUARTER. THE COMPANY REMAINS ‘WELL-CAPITALIZED’ AT 10.70% RISKED BASED CAPITAL RATIO DESPITE THE CHALLENGING ECONOMIC ENVIRONMENT

•	Full Year 2008 Net Loss Per Share: at ($0.76) per share or ($21.2) million compared to earnings of $1.05 per share and $30.0 million net income in 2007.
•	Fourth Quarter 2008 Net Loss Per Share: at ($0.86) per share or ($24.2) million compared to earnings of $0.01 per share and $0.3 million net income, respectively for the year ago quarter.
•	Capital Ratio: exceeds “well capitalized” regulatory designation at 10.70% risk based capital.
•	Fourth Quarter Provision for Loan Losses: at $46.5 million with net charge-offs of $41.1 million; year–end reserve for credit losses at $56.2 million or 2.84% of total loans.
•	Total Loans: down 3.1% year-over-year and down 3.4% on a linked-quarter basis.
•	Total Deposits: up 7.6% year-over-year, and up 2.1% on a linked-quarter basis.
•	Net Interest Margin: at 4.09% (4.42% as adjusted for interest reversals) compared to 4.42% linked quarter.
•	Cash Dividend: Board of Directors omit dividend for current quarter; was $.01 in prior quarter

FINANCIAL PERFORMANCE:
BEND, Ore, January 29/PRNewswire-First Call/--Cascade Bancorp (“Cascade”) (NASDAQ: CACB) reported 2008 full year Net Loss of ($0.76) per share or ($21.2 million) compared to net income of $1.05 per share and $30.0 million in 2007.  The Company recorded a $46.5 million (pre-tax) provision for credit losses for the fourth quarter of 2008 bringing the full year 2008 provision to $84.8 million versus $19.4 million in 2007.  The provision was largely related to valuation adjustments on real estate collateral underpinning certain non-performing residential land development and construction loans, necessitating  $41.1 million in charge-offs to write down such properties to estimated fair market value.  Also, as a result of the increased loan loss provision the Company’s reserve for credit losses rose to approximately $56.2 million or 2.84% of gross loans at December 31, 2008.  Despite the significant provision and net loss, the Company’s capital exceeds the “well capitalized” regulatory designation at 10.70% total risk based capital.

Commenting on the Company’s results, Patricia L. Moss, CEO said “The severity of the economic downturn has continued to impact and challenge communities, businesses and individuals across our country.  Focusing on that which we can control and effect, management at Bank of the Cascades is working diligently to respond to adversity by aggressively identifying and addressing current challenges.  These circumstances have necessitated our recording a large loan loss provision in order to account for writes-downs on collateral underlying challenged loans, as well as to build our reserve for loan losses.  I am appreciative of our established financial strengths and gratified that we are able to take these actions and remain ‘well-capitalized’ by all regulatory benchmarks.  Specifically, we have written-down a substantial portion of the residential development loan portfolio that has proven to be the most negatively effected by the downturn.  At the same time we are working diligently to assess and mitigate credit quality risk in our other portfolios and to minimize the impact where possible.”

CASH DIVIDEND:
In view of the present adverse and uncertain economic conditions and consistent with the Company’s dividend policy wherein quarterly cash dividends are to be paid from current earnings, the Board of Directors accordingly has decided to omit the quarterly cash dividend at this time.  The cash dividend in the prior quarter was $.01 per share.  Said Moss, “Omitting our cash dividend is an appropriate action consistent with our prudent dividend policy.  For over thirty years, Bank of the Cascades has been honored to be an integral part of the economic prosperity of the markets we serve.  As we navigate through this downturn, Cascade bankers are focused on the financial safety and success of our customers.  We pledge to continue our tireless effort and dedication to manage through these difficult times to the benefit of our customers, our communities, and ultimately the loyal shareholders of the Company.”

LOAN PORTFOLIO AND CREDIT QUALITY:
At December 31, 2008, Cascade’s Loan Portfolio was $1.98 billion, down 3.1% as compared to a year-ago and down 3.4% on a linked-quarter basis.  Management believes that overall loan growth will likely remain muted until such time as the economic downturn runs its course.  The Bank’s residential development loans continue to be the most negatively effected by the downturn including several relatively large credits in both Idaho and Central Oregon being classified as non performing during the fourth quarter, necessitating write-downs to estimated fair value and prompting the significant provision and charge-offs discussed above.

At December 31, 2008, loans delinquent >30 days were at 0.33% of total loans compared to 0.21% for the linked-quarter and 0.47% at year-end 2007.  This compares favorably to peer banks whose average delinquency rates were 0.89% at prior quarter end. At December 31, 2008 the delinquency rate in our commercial real estate (CRE) portfolio was just 0.40%.  CRE loans represent the largest portion of Cascade’s portfolio at 36% of total loans.  Delinquencies in our commercial loan portfolio were just 0.36%; this portfolio represents 30% of total loans.  These statistics are one indication that most of the Company’s total loans are performing well despite the economic conditions.

Non-performing loans (NPL’s) increased to $140.7 million in the fourth quarter of 2008 mainly due to several large residential development project loans where the Bank determined that, more likely than not, certain borrowers would be unable to repay principal and interest according to the contractual terms of their loans.  Upon such determination the Bank promptly charges down the balance of such loans to estimated fair value.  NPL’s represented 5.9% of total assets at December 31, 2008 and compares with 4.5% for prior quarter and 1.9% a year ago.  Net loan charge-offs for the quarter were $41.1 million arising mainly from deteriorating market prices for collateral dependent non-performing loans.  This compares with $8.2 million in net charge-offs in the prior quarter and $6.5 million for the year ago quarter.

Other Real Estate Owned (OREO) represents real estate loan collateral now owned by the Bank which is carried at approximate estimated fair value of $53.5 million at December 31, 2008 as compared to $37.2 million in the prior quarter.  The OREO balance is net of a fourth quarter 2008 OREO valuation charge of $4.2 million that is accounted for as non-interest expense (see below).  OREO is largely residential development or construction related properties.  Note that this amount excludes a $13.8 million performing OREO commercial building because tenant revenues exceed the interest income previously received on the underlying loan.

Non-performing assets (NPA’s) include NPL’s plus non-performing OREO properties as discussed above.  NPA’s total $180.4 million or 7.6% of total assets compared to $109.1 million or 4.5% of total assets for the linked-quarter.  The Company carries NPA’s at the estimated fair value; however, because of the uncertain real estate market, forward assurances cannot be given as to the timing of ultimate disposition of such assets or that selling price will be at or above carrying fair value.  The orderly resolution of non-performing loans and OREO properties is a priority for management.  See the accompanying table for distribution of loans and NPA’s by region and loan type.

At December 31, 2008 the total reserve for credit losses was $56.2 million or 2.84% of total loans.  Management believes the reserve for credit losses is at an appropriate level based on evaluation and analysis of portfolio credit quality in conjunction with prevailing economic conditions and estimated fair values of collateral supporting non performing loans.  With uncertainty as to the depth and duration of the real estate slowdown and its economic effect on the communities within Cascades’ banking markets, forward assurances cannot be given that the reserve will be adequate in future periods or that the level of NPA’s will subside.  Further provisioning and charge-offs may be required before values stabilize.

DEPOSITS:
Customer Relationship Deposits1 increased slightly during the fourth quarter to $1.4 billion or 1.4% at December 31, 2008, as compared to the linked-quarter and is down 8.7% when compared to a year-ago.  The year-over-year decline is predominately a result of the economic downturn’s direct negative effect on retail and business customer cash available to deposit in their bank. Consistent efforts to retain and serve customers have proven successful with total customer numbers remaining consistent.  To provide additional customer assurances, the Company has chosen to participate in the FDIC’s temporary 100% guarantee of non-interest bearing checking accounts, including NOW accounts paying less than 0.50%. Additionally, under recent changes from the FDIC, all interest bearing deposit accounts are insured up to $250,000 through 12/31/2009.  Total Deposits were $1.8 billion at December 30, 2008, up 7.6% compared to a year-ago and up 2.1% on a linked-quarter basis as the bank accessed the brokered time deposit market to augment aggregate deposits.  Note that Cascade’s proportion of more expensive time deposits to total deposits continues to remain well below its peer banks because of its focus on relationship deposits.

1 Customer relationship deposits include core deposit transaction accounts such as checking, money market and savings, while excluding all wholesale or brokered deposits and time deposits greater than $100,000.

NET INTEREST MARGIN & INTEREST RATE RISK:
The Net Interest Margin (NIM) for the fourth quarter was 4.09%. However, excluding the effect of interest reversed on loans placed into non-performing status during the current quarter, the NIM as adjusted was 4.42%, comparable to the linked-quarter.  The overall cost of funds was at 1.71% for the fourth quarter of 2008, down from 1.90% from the prior quarter.  Yields on earning assets during the fourth quarter of 2008 were 5.77% compared to 6.28% in the linked-quarter and down from 7.86% in the year ago quarter.  The year-over-year and linked-quarter decline in yields were mainly a result of declining market rates as well as the effect of interest forgone and reversed on non-performing loans. The average rate paid on interest bearing liabilities was 2.10% for the current quarter down 2.35% for the linked-quarter and is below the 3.84% for the year ago quarter due to declining rate environment.

Because one of Cascade’s strengths is its relatively high proportion of non-interest bearing deposits, lower market interest rates tend to compress the Company’s NIM as yields decline against an already low cost of funds.  This effect should reverse once the economy rebounds.  See cautionary “Forward Looking Statements” below and in Cascade’s Form 10-K report for further information on risk factors including interest rate risk.

NON-INTEREST INCOME AND EXPENSE:
Non-Interest Income for the fourth quarter of 2008 was $3.7 million compared to the year-ago quarter of $5.1 million and $5.5 million for the linked-quarter.  The linked-quarter non-interest income benefited from a non- recurring gain on sale of securities which accounts for about half of the period-to-period decline.  In addition, the fourth quarter includes a $0.7 million fair value adjustment of investments underlying bank owned life insurance policies whose prices have been adversely impacted by the uncertain state of national credit markets (see next paragraph).  Bank service and other fee income categories were generally flat.

Cascade’s residential mortgage origination volume was down 45.3% from the year-ago period at $20.1 million for the quarter, and compares to the linked quarter volume of $21.3 million.  Lower originations caused net mortgage related revenues to decline to $0.3 million in the last two quarters, or about half the $0.6 million recorded for the year-ago period.  Note that the Company has focused on originating appropriately underwritten conventional mortgage products throughout its history while purposefully avoiding sub-prime / option-ARM type products.  As a result, the delinquency rate within Cascade’s $512 million portfolio of serviced residential mortgage loans is only 1.10% at December 31, 2008, significantly below the national mortgage delinquency rate of 6.99% at September 30, 2008.  The fair value of servicing portfolio is estimated to exceed book value by amounts ranging from $0.5 million to $1.4 million.   Mortgage refinance activity at Bank of the Cascades is up meaningfully in early 2009 in response to lower mortgage rates in concert with FRB and Treasury efforts to unfreeze mortgage markets.

Largely because of OREO valuation write-downs totaling $4.2 million in the fourth quarter of 2008, Non-Interest Expense (NIE) increased 24.0% compared to the prior year period and 42.2% on a linked-quarter basis.  The as adjusted run rate for normalized non-interest expense during the fourth quarter 2008 was up modestly from the linked-quarter at approximately $16.1 million (see table below).  Note that in context of the reported annual loss, the Company has made the decision to pay no 2008 bonuses.  In addition, the Company has announced that there will be no executive salary increases effective in 2009.

(dollars in thousands)	4th Qtr 2008	4th Qtr 2007	% Change	3rd Qtr 2008	% Change
As reported	$19,638	$15,840	24.0%	$13,809	42.2%
Reversal of bonuses	2,317	N/A	N/A	-	N/A
OREO write-downs	(4,182)	N/A	N/A	(189)	N/A
Adj to reserve for unfunded commitments	-	N/A	N/A	2,124	N/A
Disposal of leasehold improvements	(500)	N/A	N/A	-	N/A
Taxes and other OREO expenses	(1,142)	N/A	N/A	(209)	N/A
As adjusted	$16,131	$15,840	1.8%	$15,535	3.8%

About Cascade Bancorp and Bank of the Cascades

Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon and its wholly-owned subsidiary, Bank of the Cascades, operates in Oregon and Idaho markets.  Founded in 1977, Bank of the Cascades offers full-service community banking through 33 branches in Central Oregon, Southern Oregon, Portland/Salem and Boise/Treasure Valley.  The Bank has a business strategy that focuses on delivering the best in community banking for the financial well-being of customers and shareholders. It executes it strategy through the consistent delivery of full relationship banking focused on attracting and retaining value driven customers. Over the past decade, the Bank has been rated repeatedly recognized among its peers nationwide for financial performance. In December 2008, Bank of the Cascades was named by the Portland Business Journal as one of Oregon’s Most Admired Companies in the Financial Services category, as chosen by Oregon CEOs. For further information, please visit our web site at http://www.botc.com.

FORWARD LOOKING STATEMENTS
This release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. Such risks and uncertainties may include but are not necessarily limited to general and local economic conditions, including the residential and commercial real estate markets; changes in interest rates, including timing or relative degree of change; inflation; credit quality and concentrations; competition within the business areas in which Cascade is conducting its operations; changes in regulatory conditions or requirements or new legislation; and changes in accounting policies.  These statements include, among others, statements related to future profitability levels and future earnings.   For a discussion of factors, which could cause results to differ, please see Cascade's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and Cascade's press releases. When used in this release, the words or phrases such as "will likely result in", "management expects that", "will continue", "is anticipated", "estimate", "projected", or similar expressions constitute forward-looking statements, as do any other statements that expressly or implicitly predict future events, results or performance, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. Cascade undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

#     #     #

CASCADE BANCORP
Selected Consolidated Financial Highlights
(In thousands, except per share data and ratios; unaudited)

	Year over Year Quarter			Linked Quarter			Full Year over Full Year
	4th Qtr 2008	4th Qtr 2007	% Change	4th Qtr 2008	3rd Qtr 2008	% Change	2008	2007	% Change
Balance Sheet Data (at period end)
Investment securities	$109,690	$87,015	26.1%	$109,690	$84,647	29.6%	$109,690	$87,015	26.1%
Loans, gross	1,979,066	2,041,478	-3.1%	1,979,066	2,049,695	-3.4%	1,979,066	2,041,478	-3.1%
Total assets	2,372,486	2,394,492	-0.9%	2,372,486	2,410,535	-1.6%	2,372,486	2,394,492	-0.9%
Total deposits	1,794,611	1,667,138	7.6%	1,794,611	1,757,883	2.1%	1,794,611	1,667,138	7.6%
Non-interest bearing deposits	364,146	435,503	-16.4%	364,146	446,470	-18.4%	364,146	435,503	-16.4%
Customer relationship deposits (1)	1,430,175	1,566,220	-8.7%	1,430,175	1,409,819	1.4%	1,430,175	1,566,220	-8.7%
Total common shareholders' equity (book) (2)	248,628	275,286	-9.7%	248,628	272,905	-8.9%	248,628	275,286	-9.7%
Tangible common shareholders' equity (tangible) (3)	135,660	160,737	-15.6%	135,660	159,542	-15.0%	135,660	160,737	-15.6%
Income Statement Data
Interest income	$31,260	$42,576	-26.6%	$31,260	$34,111	-8.4%	$137,772	$171,228	-19.5%
Interest expense	9,130	15,886	-42.5%	9,130	10,146	-10.0%	42,371	62,724	-32.4%
Net interest income	22,130	26,690	-17.1%	22,130	23,965	-7.7%	95,401	108,504	-12.1%
Loan loss provision	46,500	15,600	198.1%	46,500	15,390	202.1%	84,754	19,400	336.9%
Net interest income after loan loss provision	(24,370)	11,090	-319.7%	(24,370)	8,575	-384.2%	10,647	89,104	-88.1%
Noninterest income	3,713	5,122	-27.5%	3,713	5,530	-32.9%	19,753	21,140	-6.6%
Noninterest expense	19,638	15,840	24.0%	19,638	13,809	42.2%	67,585	62,509	8.1%
Income (loss) before income taxes	(40,295)	372	-10931.9%	(40,295)	296	-13713.1%	(37,185)	47,735	-177.9%
Provision (credit) for income taxes	(16,127)	113	-14371.3%	(16,127)	(51)	31520.6%	(16,011)	17,756	-190.2%
Net income (loss)	$(24,168)	$259	-9431.3%	$(24,168)	$347	-7064.9%	$(21,174)	$29,979	-170.6%
Share Data
Basic earnings per common share	$(0.86)	$0.01	-9455.7%	$0.01	$0.18	-93.0%	$(0.76)	$1.06	-171.3%
Diluted earnings per common share	$(0.86)	$0.01	-9496.1%	$0.01	$0.18	-93.0%	$(0.76)	$1.05	-172.2%
Book value per common share	$8.85	$9.82	-9.9%	$9.85	$9.87	-0.2%	$9.85	$9.82	0.3%
Tangible book value per common share	$4.83	$5.72	-15.6%	$5.82	$5.83	-0.2%	$5.82	$5.72	1.7%
Cash dividends paid per common share	$0.01	$0.10	-90.0%	$0.01	$0.01	0.0%	$0.01	$0.37	-97.3%
Ratio of dividends declared to net income	-1.16%	1082.08%	-100.1%	80.54%	5.67%	1321.5%	-1.32%	34.86%	-103.8%
Basic Average shares outstanding	27,953	28,026	-0.3%	27,947	27,947	0.0%	27,936	28,243	-1.1%
Fully Diluted average shares outstanding	28,085	28,280	-0.7%	28,081	28,078	0.0%	28,074	28,584	-1.8%
Key Ratios
Return on average total shareholders' equity (book)	-34.44%	0.36%	-9666.7%	-34.44%	0.49%	-7128.6%	-7.02%	10.92%	-164.3%
Return on average total shareholders' equity (tangible) (2)	-58.03%	0.61%	-9613.1%	-58.03%	0.81%	-7264.2%	-11.79%	18.83%	-162.6%
Return on average total assets	-3.97%	0.04%	-10025.0%	-3.97%	0.06%	-6716.7%	-0.82%	1.28%	-164.1%
Pre-tax pre provision return on average total assets	3.67%	2.64%	39.0%	3.67%	2.57%	42.9%	2.63%	2.87%	-8.4%
Net interest spread	3.67%	4.02%	-8.7%	3.67%	3.93%	-6.6%	3.90%	4.20%	-7.1%
Net interest margin	4.09%	4.94%	-17.2%	4.09%	4.42%	-7.5%	4.44%	5.21%	-14.8%
Total revenue (net int inc + non int inc)	$25,843	$31,812	-18.8%	$25,843	$29,495	-12.4%	$115,154	$129,644	-11.2%
Efficiency ratio (4)	84.11%	49.79%	68.9%	84.11%	53.94%	55.9%	58.69%	48.22%	21.7%
Credit Quality Ratios
Reserve for credit losses	56,248	37,038	51.9%	56,248	50,890	10.5%	56,248	37,038	51.9%
Reserve to ending total loans	2.84%	1.81%	56.7%	2.84%	2.48%	14.5%	2.84%	1.81%	56.7%
Non-performing assets (5)	180,404	55,681	224.0%	180,404	109,072	65.4%	180,404	55,681	224.0%
Non-performing assets to total assets	7.60%	2.33%	227.0%	7.60%	4.54%	67.6%	7.60%	2.33%	227.0%
Delinquent >30 days to total loans	0.33%	0.47%	-31.3%	0.33%	0.21%	54.0%	0.33%	0.47%	-31.3%
Net Charge off's (NCOs)	41,142	6,517	531.3%	41,142	8,176	403.2%	63,420	9,110	596.2%
Net loan charge-offs (annualized)	8.07%	1.27%	535.4%	8.07%	1.58%	410.4%	3.08%	0.46%	568.3%
Provision for loan losses to NCOs	113%	239%	-52.8%	113%	188%	-39.9%	134%	213%	-37.2%
Mortgage Activity
Mortgage Originations	$20,052	$36,666	-45.3%	$20,052	$21,308	-5.9%	$121,663	$170,095	-28.5%
Total Servicing Portfolio (sold loans)	$512,163	$493,969	3.7%	$512,163	$509,513	0.5%	$512,163	$493,969	3.7%
Capitalized Mortgage Servicing Rights (MSR's)	$3,605	$3,756	-4.0%	$3,605	$3,679	-2.0%	$3,605	$3,756	-4.0%
Capital Ratios
Average common shareholders' equity to average assets	11.53%	11.86%	-2.8%	11.53%	11.65%	-1.1%	11.53%	11.74%	-1.8%
Leverage ratio (6) (Est Q4-08)	8.96%	9.90%	-9.5%	8.96%	9.77%	-8.3%	8.96%	9.90%	-9.5%
Total risk-based capital ratio (6) (Est Q4-08)	10.70%	11.27%	-5.1%	10.70%	11.31%	-5.4%	10.70%	11.27%	-5.1%

Notes:
(1)
Customer relationship deposits include core deposit transaction accounts such as checking, money market and savings, while excluding all wholesale or brokered deposits and time deposits greater than $100,000.

(2)	Excludes goodwill, core deposit intangible and other identifiable intangible assets, related to the acquisitions of Community Bank of Grants Pass and F&M Holding Company.
(3)
Excludes trust preferred securities, preferred stock related to CPP, goodwill, core deposit intangible and other identifiable intangible assets, related to the acquisitions of Community Bank of Grants Grants Pass and F&M Holding Company.

(4)	Efficiency ratio is noninterest expense (adj for one-time adjs) divided by (net interest income + noninterest income).
(5)	Nonperforming assets consist of loans contractually past due 90 days or more, nonaccrual loans and other real estate owned.
(6)	Computed in accordance with FRB and FDIC guidelines.
Total Shares Outstanding as of 12/31/08:          28,088,110

CASCADE BANCORP (CACB)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Year over Year Quarter			Linked Quarter		Year over Year YTD
						Twelve months ended
	4th Qtr	4th Qtr	%	3rd Qtr	%	December 31,		%
	2008	2007	Change	2008	Change	2008	2007	Change
Interest income:
Interest and fees on loans	$29,964	$41,245	-27.4%	$32,938	-9.0%	$132,979	$165,361	-19.6%
Taxable interest on investments	1,239	1,216	1.9%	1,082	14.5%	4,451	5,160	-13.7%
Nontaxable interest on investments	35	61	-42.6%	40	-12.5%	189	283	-33.2%
Interest on federal funds sold	14	38	-63.2%	6	133.3%	31	187	-83.4%
Interest on interest bearing balances from FHLB/FRB	8	2	300.0%	45	-82.2%	11	195	-94.4%
Dividends on Federal Home Loan Bank stock	-	14	-100.0%	-	0.0%	111	42	164.3%
Total interest income	31,260	42,576	-26.6%	34,111	-8.4%	137,772	171,228	-19.5%

Interest expense:
Deposits:
Interest bearing demand	2,490	8,125	-69.4%	3,396	-26.7%	15,541	30,727	-49.4%
Savings	25	45	-44.4%	36	-30.6%	135	202	-33.2%
Time	4,222	3,464	21.9%	3,045	38.7%	12,850	15,804	-18.7%
Junior subordinated debentures and other borrowings	2,393	4,252	-43.7%	3,669	-34.8%	13,845	15,991	-13.4%
Total interest expense	9,130	15,886	-42.5%	10,146	-10.0%	42,371	62,724	-32.4%

Net interest income	22,130	26,690	-17.1%	23,965	-7.7%	95,401	108,504	-12.1%
Loan loss provision	46,500	15,600	198.1%	15,390	202.1%	84,754	19,400	336.9%
Net interest income after loan loss provision	(24,370)	11,090	-319.7%	8,575	-384.2%	10,647	89,104	-88.1%

Noninterest income:
Service charges on deposit accounts	2,404	2,415	-0.5%	2,552	-5.8%	9,894	9,710	1.9%
Mortgage loan origination and processing fees	225	381	-40.9%	279	-19.4%	1,363	1,744	-21.8%
Gains on sales of mortgage loans, net	100	217	-53.9%	53	88.7%	583	898	-35.1%
Gains on sales of investment securities AFS	-	-	0.0%	436	100.0%	436	260	67.7%
Gains (losses) on sales of other real estate owned	(274)	(75)	100.0%	62	100.0%	(239)	(85)	100.0%
Card issuer and merchant services fees, net	826	942	-12.3%	982	-15.9%	3,705	3,930	-5.7%
Earnings on bank-owned life insurance	(499)	591	-184.4%	211	-336.5%	264	1,574	-83.2%
Other income	931	651	43.0%	955	-2.5%	3,747	3,109	20.5%
Total noninterest income	3,713	5,122	-27.5%	5,530	-32.9%	19,753	21,140	-6.6%

Noninterest expense:
Salaries and employee benefits	6,497	9,083	-28.5%	8,959	-27.5%	33,708	36,344	-7.3%
Occupancy & equipment	1,690	1,737	-2.7%	1,695	-0.3%	6,923	6,688	3.5%
Communications	446	476	-6.3%	545	-18.2%	2,038	1,988	2.5%
Advertising	527	341	54.5%	333	58.3%	1,533	1,301	17.8%
Legal	300	109	175.2%	169	77.5%	1,126	527	113.7%
OREO & collection expenses	5,483	8	68437.5%	494	1009.9%	7,935	38	20781.6%
Other expenses	4,695	4,086	14.9%	1,614	190.9%	14,322	15,623	-8.3%
Total noninterest expense	19,638	15,840	24.0%	13,809	42.2%	67,585	62,509	8.1%
Income (loss) before income taxes	(40,295)	372	-10932.0%	296	-13736.2%	(37,185)	47,735	-177.9%
Provision (credit) for income taxes	(16,127)	113	-14371.7%	(51)	-31521.6%	(16,011)	17,756	-190.2%
Net income	$(24,168)	$259	-9431.3%	$347	-7074.9%	$(21,174)	$29,979	-170.6%

Basic net income per common share	$-0.86	$0.01	-9497.8%	$0.01	-7072.6%	$-0.76	$1.06	-171.4%

Diluted net income per common share	$-0.86	$0.01	-9497.8%	$0.01	-7072.6%	$-0.76	$1.05	-172.3%

CASCADE BANCORP (CACB)
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	Year over Year			Linked Quarter
	4th Qtr	4th Qtr	%	3rd Qtr	%
	2008	2007	Change	2008	Change
ASSETS
Cash and cash equivalents:
Cash and due from banks	$46,554	$62,470	-25.5%	$50,616	-8.0%
Interest bearing balances due from FHLB	162	3	5300.0%	64	153.1%
Federal funds sold	2,230	668	233.8%	2,938	-24.1%
Total cash and cash equivalents	48,946	63,141	-22.5%	53,618	-8.7%
Investment securities available-for-sale	107,480	83,835	28.2%	82,436	30.4%
Investment securities held-to-maturity	2,211	3,180	-30.5%	2,211	0.0%
Federal Home Loan Bank stock	10,472	6,991	49.8%	13,366	-21.7%
Loans, net	1,923,857	2,007,603	-4.2%	2,005,974	-4.1%
Premises and equipment, net	39,763	38,062	4.5%	36,382	9.3%
Goodwill	105,047	105,047	0.0%	105,047	0.0%
Core deposit intangible	7,921	9,502	-16.6%	8,316	-4.7%
Bank-owned life insurance	33,568	33,304	0.8%	34,067	-1.5%
Other real estate owned (OREO)	53,527	9,765	448.2%	37,196	43.9%
Accrued interest and other assets	39,694	34,062	16.5%	31,922	24.3%
Total assets	$2,372,486	$2,394,492	-0.9%	$2,410,535	-1.6%

LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Demand	$364,146	$435,503	-16.4%	$446,470	-18.4%
Interest bearing demand	816,693	936,848	-12.8%	747,865	9.2%
Savings	33,203	37,720	-12.0%	38,459	-13.7%
Time deposits	580,569	257,067	125.8%	525,090	10.6%
Total deposits	1,794,611	1,667,138	7.6%	1,757,884	2.1%
Junior subordinated debentures	68,558	68,558	0.0%	68,558	0.0%
Federal funds purchased	-	14,802	100.0%	-	0.0%
Other borrowings	248,975	327,867	-24.1%	279,029	-10.8%
Customer repurchase agreements	9,871	18,614	-47.0%	11,925	-17.2%
Accrued interest and other liabilities	1,843	22,227	-91.7%	16,433	-88.8%
Total liabilities	2,123,858	2,119,206	0.2%	2,133,829	-0.5%

Stockholders' equity:
Common stock, no par value;	158,487	157,153	0.8%	158,158	0.2%
Retained earnings	90,267	117,600	-23.2%	118,518	-23.8%
Unrealized gains (losses) on investment securities available-for-sale, net of deferred income taxes	(126)	533	-123.6%	30	-520.0%
Total stockholders' equity	248,628	275,286	-9.7%	276,706	-10.1%
Total liabilities and stockholders' equity	$2,372,486	$2,394,492	-0.9%	$2,410,535	-1.6%

CASCADE BANCORP (CACB)
Loan Portfolio & Reserve for Credit Losses
(Dollars in thousands)
(unaudited)

Loan portfolio	12/31/2008	% of gross loans	9/30/2008	% of gross loans	3/31/2007	% of gross loans	12/31/2007	% of gross loans
Commercial	$585,721	30%	$608,714	30%	$579,627	30%	$606,408	30%
Real Estate:
Construction/lot	533,914	27%	595,938	29%	610,677	32%	686,829	34%
Mortgage	96,417	5%	94,380	5%	82,311	4%	88,509	4%
Commercial	704,779	36%	694,458	34%	605,635	31%	612,694	30%
Consumer	58,235	3%	56,311	3%	53,649	3%	47,038	2%
Total loans	1,979,066	100%	2,049,801	100%	1,931,899	100%	2,041,478	100%
Less reserve for loan losses	55,209		43,721		24,062		33,875
Total loans, net	$1,923,857		$2,006,080		$1,907,837		$2,007,603

	Three months ended		Twelve months ended
	December 31,		December 31,
	2008	2007	2008	2007
Reserve for loan losses:
Balance at beginning of period	$49,851	$24,597	$33,875	$23,585
Loan loss provision	46,500	1,750	84,754	19,400
Recoveries	859	288	1,980	1,290
Loans charged off	(42,001)	(1,843)	(65,400)	(10,400)
Balance at end of period	$55,209	$24,792	$55,209	$33,875

Reserve for unfunded commitments:
Balance at beginning of period	$1,039	$3,413	$3,163	$3,213
Provision (credit) for unfunded commitments	-	(250)	(2,124)	(50)
Balance at end of period	$1,039	$3,163	$1,039	$3,163

Reserve for credit losses:
Reserve for loan losses	$55,209	$24,792	$55,209	$33,875
Reserve for unfunded commitments	1,039	3,163	1,039	3,163
Total reserve for credit losses	$56,248	$27,955	$56,248	$37,038

CASCADE BANCORP (CACB)
Loan Breakdown by Region
(Dollars in thousands)
(unaudited)

Loan Breakdown by Region as of 12/31/08

Loan portfolio	Central Oregon	% of gross loans	Northwest Oregon	% of gross loans	Southern Oregon	% of gross loans	Idaho	% of gross loans	Bank total	% of gross loans
Commercial	$190,503	27%	$177,201	40%	$54,282	23%	$163,734	28%	$585,720	30%
Construction/lot	172,849	24%	118,363	27%	52,384	22%	190,318	32%	533,914	27%
Mortgage	39,852	6%	9,641	2%	8,879	4%	38,045	6%	96,417	5%
Commercial	275,133	39%	131,122	30%	119,415	50%	179,109	30%	704,779	36%
Consumer	28,237	4%	6,461	1%	4,088	2%	19,450	3%	58,236	3%
Total Loans	$706,574	100%	$442,788	100%	$239,048	100%	$590,656	100%	$1,979,066	100%

CASCADE BANCORP (CACB)
CONSTRUCTION/LOT BREAKDOWN BY REGION
(Dollars in thousands) (gross of deferred loan fees)
(unaudited)

	12/31/2008	% of category	% of Constr / lot portfolio	% of gross loans	12/31/2007

Residential Land Development:
Raw Land	$83,181	39%	16%	4%	$107,160
Land Development	114,681	53%	21%	6%	183,809
Speculative Lots	17,923	8%	3%	1%	20,916
	$215,785	100%	40%	11%	$311,885

Geographic distribution by region:
Central Oregon	$79,433	37%	15%	4%	$107,150
Northwest Oregon	4,670	2%	1%	0%	5,328
Southern Oregon	12,822	6%	2%	1%	32,541
Total Oregon	96,925	45%	18%	5%	145,019
Idaho	118,859	55%	22%	6%	166,866
Grand total	$215,785	100%	40%	11%	$311,885

Residential Construction:
Pre sold	$62,153	57%	12%	3%	$64,714
Lots	17,609	16%	3%	1%	20,575
Speculative Construction	28,592	26%	5%	1%	58,048
	$108,354	100%	20%	5%	$143,337

Geographic distribution by region:
Central Oregon	$44,000	41%	8%	2%	$52,785
Northwest Oregon	30,445	28%	6%	2%	31,652
Southern Oregon	5,801	5%	1%	0%	14,252
Total Oregon	80,246	74%	15%	4%	98,689
Idaho	28,109	26%	5%	1%	44,648
Grand total	$108,354	100%	20%	5%	$143,337

Commercial Construction:
Pre sold	$27,826	13%	5%	1%	$61,298
Lots	16,443	8%	3%	1%	17,525
Speculative	144,356	68%	27%	7%	125,271
Speculative Lots	22,409	11%	4%	1%	30,815
	$211,034	100%	40%	11%	$234,909

Geographic distribution by region:
Central Oregon	$49,817	24%	9%	2%	$68,411
Northwest Oregon	83,720	40%	16%	4%	81,683
Southern Oregon	33,876	16%	6%	2%	39,235
Total Oregon	167,414	79%	31%	8%	189,329
Idaho	43,621	21%	8%	2%	45,580
Grand total	$211,034	100%	40%	10%	$234,909

CASCADE BANCORP (CACB)
Non-Performing Assets
(Dollars in thousands)
(unaudited)

Non-Performing Assets by Region as of 12/31/08

Region	12/31/2008	% of total NPA's	9/30/2008	% of total NPA's	6/30/2008	% of total NPA's	3/31/2008	% of total NPA's	12/31/2007	% of total NPA's
Central Oregon	$54,146	30%	$33,495	19%	$27,603	25%	$5,560	4%	$5,793	6%
Northwest Oregon	5,084	3%	1,518	1%	17,513	16%	17,542	14%	1,615	2%
Southern Oregon	21,872	12%	27,024	15%	26,190	24%	28,822	23%	22,876	24%
Total Oregon	$81,102	45%	$62,037	34%	$71,306	65%	$51,924	41%	$30,284	32%
Idaho	99,302	55%	47,035	26%	55,799	51%	44,116	35%	25,397	26%
Grand total	$180,404	100%	$109,072	60%	$127,105	117%	$96,040	76%	$55,681	58%

Non-Performing Assets by Loan Type as of 12/31/08

	$ Millions	% NPA's	% of Related Portfolio
Land Development	99,355	55.1%	46.0%
Res Construction	20,558	11.4%	19.0%
Commercial Construction	25,133	13.9%	11.9%
Commercial RE	27,428	15.2%	3.9%
C&I / Other	7,930	4.4%	1.1%
	180,404	100.0%	9.1%

Delinquent Loans as  % of Related Portfolio as of 12/31/08

	30-59 days past due	>60 days past due	% of Related Portfolio
Land Development	2.43%	0.00%	2.43%
Res Construction	0.26%	0.32%	0.58%
Commercial Construction	0.00%	0.00%	0.00%
Commercial RE	0.40%	0.00%	0.40%
C&I	0.22%	0.14%	0.36%
Consumer	0.29%	0.09%	0.38%
Total loan portfolio	0.27%	0.06%	0.33%

CASCADE BANCORP (CACB)
ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)
(unaudited)

	Year over Year			Linked Quarter
	4th Qtr	4th Qtr	%	3rd Qtr	%
Three Months Ended:	2008	2007	Change	2008	Change

Average Assets	$2,415,386	$2,399,260	0.7%	$2,429,699	-0.6%
Average Loans	2,038,591	2,051,663	-0.6%	2,067,568	-1.4%
Average Deposits	1,722,724	1,759,800	-2.1%	1,650,637	4.4%
Average Investment Securities	101,190	92,266	9.7%	87,148	16.1%
Average Other Earning Assets	15,949	10,636	50.0%	14,808	7.7%
Average Non Interest Bearing Deposits	394,733	445,510	-11.4%	407,420	-3.1%
Average Customer Relationship Deposits	1,395,017	1,608,956	-13.3%	1,411,593	-1.2%
Average Earnings Assets	2,155,730	2,154,565	0.1%	2,169,524	-0.6%
Average Interest Bearing Liabilities	1,721,205	1,641,756	4.8%	1,715,196	0.4%
Average Borrowings	393,204	327,466	20.1%	471,979	-16.7%
Average Common Equity (book)	278,437	284,492	-2.1%	283,143	-1.7%
Average Common Equity (tangible)	165,237	169,713	-2.6%	169,544	-2.5%

	December 31,	December 31,	%
Balances as of:	2008	2007	Change

Mortgage loans held for sale	$1,416	$4,306	-67.1%
Intangibles & goodwill	112,968	114,549	-1.4%

Loans past due >90 days, not on non-accrual status	5	51
Loans on non-accrual status	140,647	45,865	206.7%
Total non-performing loans (NPL's)	140,652	45,916	206.3%
OREO - non performing	39,752	9,765	307.1%
Total non-performing assets	$180,404	$55,681	224.0%

Operating commercial real estate OREO property	13,775	-	100.0%
Total other real estate owned	53,527	9,765	448.2%

Selected ratios:
NPL's to total gross loans	7.11%	2.25%	216.0%
NPA's to total gross loans and OREO	8.88%	2.71%	227.0%
NPA's to total assets	7.60%	2.33%	226.7%

Shares Outstanding (actual)	28,088	28,034	0.2%